MADSEN & ASSOCIATES CPA’S, INC.
684 EAST VINE STREET SUITE 3
MURRAY, UTAH 84107
(801) 268-2632

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have issued our report dated December 2, 2005, accompanying the audited financial statements of Mobridge Explorations, Inc. as of June 30, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period from July 27, 2004 (date of inception) to June 30, 2005 and hereby consent to the incorporation by reference to such report in a Registration Statement of Form SB-2.

January 5, 2006
Murray, Utah